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                                                                    EXHIBIT 10.1


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "First Amendment") is made and entered into to be effective as of the 1/st/ day of May, 2001 between HOLLYWOOD CASINO-AURORA, INC., an Illinois corporation (the "Employer"), and GEORGE PATT MEDCHILL (the "Employee") with reference to the foregoing.

                                    RECITALS
                                    --------

     A. Employer and Employee entered into that certain Employment Agreement dated as of July 1, 1999 (the "Existing Employment Agreement"); and

     B. Employer and Employee now desire to amend the Existing Employment Agreement as provided below.

                                   AGREEMENTS
                                   ----------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 6 of the Existing Employment Agreement is hereby amended by deleting the reference therein to "July 1, 2002" and replacing it with a reference to "July 1, 2003."

2. Paragraph 4 of the Existing Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "4.   DUTIES OF EMPLOYEE.  Employee shall perform such duties assigned
                ------------------
          to Employee by Hollywood Casino Corporation, a Delaware corporation and the parent of Employer ("HCC"), as are generally associated with the duties of Executive Vice President-Operations of HCC, including but not limited to (i) the efficient and continuous operation of the operating units of its Affiliates; (ii) the preparation of relevant budgets and allocation of relevant funds; (iii) the selection and delegation of duties and responsibilities of subordinates; (iv) the direction, review and oversight of all operations and programs under Employee's supervision; and (v) such other and further duties specifically related to such duties as assigned by HCC to Employee. The foregoing notwithstanding, Employee shall devote such time to HCC's Affiliates as required by HCC, provided such duties are not inconsistent with Employee's primary duties to Employer and HCC hereunder."

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3.   Paragraph 8(a) of the Existing Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "(a)   Base Salary.  Employer hereby covenants and agrees to pay to
                 -----------
          Employee, and Employee hereby covenants and agrees to accept from Employer, a base salary of (i) Two Hundred Eight-Five Thousand and No/100 Dollars ($285,000) per annum through April 30, 2001 and (ii) Three Hundred Thirty Thousand and No/100 Dollars ($330,000) per annum through the remainder of the Term. Such base salary shall be payable in such equal regular installments as is Employer's custom and usage. Such base salary shall be exclusive of and in addition to any other benefits which Employer, in its sole discretion, may make available to Employee, including, but not limited to, any pension plans, bonus plans, retirements plans, company life insurance plans or medical and/or hospitalization plans."

4. Paragraph 8(c) of the Existing Employment Agreement is hereby amended by adding at the end thereof a new sentence which shall read in its entirety as follows:

          "The aforementioned incentive compensation plan shall provide for a separate "target bonus" for Employee attributable to the operating results of each of the Hollywood Casino in Aurora and the Hollywood Casino in Shreveport. Notwithstanding the foregoing, the bonus to be paid to Employee pursuant to such incentive compensation plan attributable to the operating results of the Hollywood Casino in Shreveport shall be no less than Twenty-Five Thousand and No/100 Dollars ($25,000) for the calendar year 2001."

5. Paragraph 9 of the Existing Employment Agreement is hereby amended and restated to read in its entirety as follows:

     "9.   LICENSING REQUIREMENTS.
           ----------------------

          (a) Employer and Employee hereby covenant and agree that this Agreement may be subject to the approval of the Illinois Gaming Board, the Mississippi Gaming Commission, the Louisiana Gaming Control Board and any other jurisdiction in which Employer or Employer's Affiliates conducts business (collectively, the "Gaming Authorities") pursuant to the provisions of the Illinois Riverboat Gambling Act, the Mississippi Gaming Control Act, the Louisiana Riverboat Economic Development and Gaming Control Act and any other applicable law and the regulations promulgated thereunder (collectively, the "Gaming Acts"). In the event this Agreement is required to be approved by any of the Gaming Authorities and is not so approved by the Gaming Authorities, this Agreement shall immediately terminate and be null and void and of no further force or effect; provided, however, should this Agreement not be approved by the Gaming Authorities, Employer and Employee shall hereby covenant and agree that, with the exception of the provisions

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          of Paragraph 8 of this Agreement, this Agreement shall be deemed modified and amended so as to receive the appropriate approval from the Gaming Authorities.

          (b) Employer and Employee hereby covenant and agree that, in order for Employee to discharge the duties required under this Agreement, Employee may be required to continue to hold casino key employee licenses (the "Licenses") as issued by one or more Gaming Authorities pursuant to the terms of the Gaming Acts and as otherwise required by this Agreement. In the event that any of the Gaming Authorities objects to the renewal of Employee's License, or any of the Gaming Authorities refuses to renew Employee's applicable License, Employer, at Employer's sole cost and expense, shall promptly defend such action and shall take such reasonable steps as may be required to attempt to secure such Gaming Authority's approval. The foregoing notwithstanding, if such Gaming Authority's refusal to renew Employee's License arises as a result of any of the events described in Paragraph 1(a) of this Agreement, Employer's obligations under this Paragraph 9 shall not be operative and Employee shall promptly reimburse Employer upon demand for any expenses incurred by Employer pursuant to this Paragraph 9. "

6. A new Paragraph 23 is hereby added to the Existing Employment Agreement, which Paragraph 23 shall to read in its entirety as follows:

     "23.   TERMINATION BY EMPLOYEE.  Notwithstanding anything to the contrary contained in this Agreement, in the event that Employee shall be instructed to report to any individual other than Edward T. Pratt III, Employee may, on or prior to the date thirty (30) days from notice of such instruction, terminate this Agreement by providing thirty (30) days prior written notice to Employer. Notwithstanding the termination of this Agreement by the Employee in accordance with this Paragraph 23, Employer shall continue to pay Employee's base salary set forth in Paragraph 8(a) through the date upon which this Agreement would have expired but for termination by the Employee."

7. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8. If any provision of this First Amendment or the application hereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this First Amendment or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this First Amendment shall be valid and enforced to the fullest extent permitted by law.

9. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY OF SUCH STATE'S DOCTRINES REGARD CONFLICTS OF LAWS.

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10.  Except as amended hereby, the Existing Employment Agreement shall continue in full force and effect without any further action by the parties thereto. On or after the effective date of this First Amendment, references to the "Agreement" in the Existing Employment Agreement, as amended hereby, shall be deemed to mean, for purposes of determining the rights, remedies, obligations and liabilities of the parties thereto and all other purposes, the Existing Employment Agreement, as amended by this First Amendment.


                               *       *       *

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     IN WITNESS WHEREOF, the parties to this First Amendment have executed such
First Amendment effective as of the date first set forth above.


                              HOLLYWOOD CASINO-AURORA, INC.



                              By:   /s/ Edward T. Pratt III
                                    ----------------------------------------
                                    Name: Edward T. Pratt III
                                    Title:   President



                              /s/ George Patt Medchill
                              -----------------------------------------
                              George Patt Medchill

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